Bausch & Lomb Incorporated

Exhibit 21

Subsidiaries

(as of December 30, 2000)

Jurisdiction Under
Name	Which Organized
Bausch & Lomb Argentina S.R.L.	Argentina
Bausch & Lomb AG	Switzerland
Bausch & Lomb (Australia) Pty. Limited	Australia
Bausch & Lomb (Bermuda) Finance
Company, Ltd.	Bermuda
Bausch & Lomb (Bermuda) Limited	Bermuda
Bausch & Lomb B.V.	Netherlands
Bausch & Lomb B.V.B.A.	Belgium
Bausch & Lomb-Lord (BVI) Incorporated	British Virgin Islands
Bausch & Lomb Canada, Inc.	Canada
Bausch & Lomb China, Inc .	Delaware
B&L (China) Investment Group Ltd.	China
Cordelia B.V.	Netherlands
B&L CRL Inc.	Delaware
Bausch & Lomb Dist Ops S.A.	Switzerland
Bausch & Lomb Domestic Finance Corp.	Delaware
B&L Domestic Holdings Corp.	Delaware
Dr. Mann Pharma	Germany
Bausch & Lomb S.A.	Spain
Beijing Bausch & Lomb Eyecare Company, Ltd.	China
Bausch & Lomb Far East Pte.	Singapore
B&L Financial Holdings Corp.	Delaware
Bausch & Lomb Foreign Sales Corporation	Barbados
Bausch & Lomb France S.A.S.	France
BCF	France
Bausch & Lomb Fribourg SA	Switzerland
Bausch & Lomb GmbH	Austria
Bausch & Lomb Holdings B.V.	Netherlands
Bausch & Lomb (Hong Kong) Limited	Hong Kong
Bausch & Lomb-Lord, Co. (Hong Kong) Limited	Hong Kong
Bausch & Lomb Eyecare (India) Private Limited	India
BL Industria Otica Ltda.	Brazil
Bausch & Lomb International, Inc.	New York
Bausch & Lomb InVision Institute, Inc.	Massachusetts
Iolab Corporation	California
Bausch & Lomb Ireland	Ireland
Bausch & Lomb IOM S.p.A.	Italy
B.L.J. Company Limited	Japan
Bausch & Lomb Korea, Ltd.	Korea
Bausch & Lomb Lamex, Inc.	Delaware
Madden & Layman, Ltd.	England
Bausch & Lomb (Malaysia) Sdn. Bhd.	Malaysia
Bausch & Lomb Mexico, S.A. de C.V.	Mexico
Bausch & Lomb (New Zealand) Limited	New Zealand
Bausch & Lomb Nordic AB	Sweden
Bausch & Lomb Opticare, Inc.	New York
Bausch & Lomb Pharmaceuticals, Inc.	Delaware
Bausch & Lomb (Philippines), Inc.	Philippines
Polymer Technology Corporation	New York
Polymer Technology (U.S.A.) Corporation	Delaware
P. T. Bausch & Lomb Indonesia (Distributing)	Indonesia
P. T. Bausch & Lomb Manufacturing	Indonesia
Bausch & Lomb Puerto Rico, Inc.	Delaware
Bausch & Lomb Realty Corporation	New York
RHC Holdings, Inc.	Delaware
Bausch & Lomb Services Corp.	New York
Bausch & Lomb (Shanghai) Trading Company
Limited	China
Sight Pharmaceuticals Incorporated	Delaware
Sight Savers, Inc.	Delaware
Bausch & Lomb Scotland Limited	England and Wales
Bausch & Lomb (Singapore) Pte. Ltd.	Singapore
Bausch & Lomb South Africa (Pty.) Ltd.	South Africa
Bausch & Lomb South Asia, Inc.	Delaware
South Asia Management Company Sdn. Bhd.	Malaysia
B&L SPAF Inc.	Delaware
B&L VPLEX Holdings, Inc.	California
Bausch & Lomb Surgical (Asia Pacific)
Pte Ltd.	Singapore
Bausch & Lomb Surgical GmbH	Germany
Bausch & Lomb Surgical, Inc.	Delaware
Bausch & Lomb Surgical (U.K.) Limited	England and Wales
Bausch & Lomb Taiwan Limited	Taiwan
Bausch & Lomb (Thailand) Limited	Thailand
Technolas GmbH	Germany
Bausch & Lomb Turkey	Turkey
Bausch & Lomb U.K. Limited	England and Wales
Bausch & Lomb Venezuela, S.A.	Venezuela
Wilmington Management Corp.	Delaware
Windmill Investments N.V.	Netherlands Antilles
Windmill Investors Ltd.	Netherlands Antilles
Windvest I N.V.	Netherlands Antilles
Bausch & Lomb - Young Han, Inc.	Korea